EXHIBIT  99.02

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EDITED TRANSCRIPT
AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

EVENT DATE/TIME: MARCH 08, 2012 / 07:45PM GMT

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

CORPORATE PARTICIPANTS

Peter Kraus AllianceBernstein Holding L.P. - Chairman and CEO

Sharon Fay AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

CONFERENCE CALL PARTICIPANTS

William Katz Citi Financial Services - Analyst

PRESENTATION

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Thanks so much, Bill, and thank you all for being here. It's always a pleasure to be at the Citibank Financial Services Conference. So today, I'm first here to provide an overview of AB and assuming that I can get the slides to work. Who we are, what we do, and the progress that we're making on our long-term initiatives. We're three years into the process of building a new and different global firm, attuned to the evolving needs of all of our clients. Even with the challenges we've faced, we have made pretty good strides. I'm also here to introduce Sharon. And she will share her vision of the future of AllianceBernstein's equity platform. I'm excited about where she is taking this critical business for AB, and I think you will be too when you hear about it. So we'll begin as soon as we get going. I do want you to know that at the end we'll take questions, and be happy to hear your thoughts.

So, on slide three, here it is. Here's an overview of the business. As Bill mentioned, there is $421 billion of AUM at the end of January. We're a diverse and global asset manager, offering a wide range of services to clients around the world. Between fixed income, asset allocation and alternatives, about two-thirds of our AUM is in areas of our business that are growing. Retail and private clients have been stronger channel contributors as of late, yet institutions remains our largest business at 55% of AUM. It's an important area, we're focused on restoring to growth going forward.

Our global footprint is reflected in a client base that's also about two-thirds US and one-third non-US. Moving on to slide four. We're also different from many of our buy-side peers and that we also have a industry leading global sell-side business, Sanford C. Bernstein. With more than 400 employees in eight offices in the United States, Europe and in Asia, we're unique versus sell-side competitors as well and how we managed to grow revenues and share globally in a pretty tough market. And in the commitments we've made to building robust research capabilities in both Europe and in Asia. In addition, we successfully launched new businesses like US derivatives and electronic trading in Europe. SCB achieved an aggressive growth goal that we set for 2011, and we'll keep investing for growth in 2012.

So that's who we are, and what's that's AB acquired? Slide five looks at the evolution of our business. I'd like to spend a few minutes on how we've been building our business to create an unparalleled research investments and distribution platform. That addresses the diverse challenges and needs of today's investor. We've learned from our high concentration in large-cap equities coming into the financial crisis, and we've listened to what our clients want and need. Solid investment performance, diverse offerings and stronger and deeper global distribution capabilities are key.

So over the past three years, we've grown our assets in areas beyond large-cap equity by you can see 44%. From less than half of our total AUM at the end of '08 to nearly 80% of that at the end of 2011. Fixed income has grown from about a third of total assets to more than half through both strong performance and net new assets. Asset allocation assets have doubled and we've grown alternatives to $12 billion from a standing start. Our fee base has evolved as well, these areas have grown by 51% during that time, from just over a third of total fees to nearly two thirds today. So by growing these areas, we've replaced nearly 60% of the fee revenues we lost, as a result of the equities business being under pressure.

Today, we have momentum in fixed income, alternatives, asset allocations, other services and equities ex-large cap plus a large cap equities business that we're positioning to provide attractive returns, declines over time, and to which we remain deeply committed. The progress we've made in our strategy in 2011 is on this slide, number six. Restoring our historical return premiums is our number one priority. At the same time, we're focused on diversifying and globalizing our business, innovating for clients with new product offerings and improving our operating structure so that we can deliver better returns for our shareholders.

In each of these areas, we demonstrated real progress in 2011. Fixed income is on an extended run of outperformance. 85% of our assets outperformed benchmarks for the three years through December 2011. In equities, we outperformed in small and SMID cap as well as in the shorter time horizon strategies that work best in 2011's volatile markets. Our business is more diverse than ever with Asia the greatest share of retail growth sales, and Europe a growing platform on both the buy and sell side.

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

We're innovating for clients in areas like dynamic asset allocation, customized retirement strategies and secure retirement strategies. And on the expense front, we've made tough decisions in 2011 about spending and staff levels that we believe will position us financially in a much stronger space going forward.

The next slide, slide seven shows how we're continuing our strategy and our progress so far in '12. You'll hear from Sharon in a moment about how we're positioning our equities business to both maintain our commitment to long-standing services and enhance our offerings to meet evolving client needs. We've also taken steps in our institutional and retail client group to align resources with trends in assets and revenues with little of any impact on client service. We're innovating in private clients and just began communicating with clients about enhancements we're making to our advice model there.

Finally we remain vigilant on expenses. We'll keep chipping away at occupancy expense, our largest non-comp expenditure and other costs as well while at the same time adjusting headcount levels as the environment dictates.

I'm confident by pursuing these strategic initiatives in a consistent way, we will succeed in building a firm of the future, one that can better deliver for our clients over time in any market environment. The turnaround in our equities business will play a critical role in our success, that's why I'm delighted to have Sharon at the helm. Sharon has been with AB for 22 years. She built our UK and European value equities businesses and lead our Global Value equity businesses since its inception in 2003.

In July 2010, I asked Sharon to become Head of Equities, since then she's focused on evaluating our business, assessing our core equity strategy and determining where we should align talent and resources for the future. She's taken a careful and methodical approach in market conditions that can only be described as extraordinary. She has developed a plan for this business that I'm excited about, resonates with clients and is already well underway.

So without further ado, I'd like to introduce to you, Sharon.

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

Thank you, Peter, and thank all of you for joining us. What I want to talk to you about today is how we are evolving our equity practice to take us to a whole new level of relevance for our clients. The provocatively different environment that we've been in the past four years has caused of us - Our investment teams at AllianceBernstein, our clients and many of our competitors to step back and reassess the tenets of equity investing.

After careful analysis, rigorous debate and deliberation, we have established a roadmap to serve our clients today and well into the future. So I'm excited to share that with you today. I'm going to start by taking a brief look at what's happened with the market during the past four years, what we've learned from these challenging and highly unusual market dynamics, and how we're positioning our business for the long term.

So, let's take a moment to review what's happened since the financial crisis and the impact that these developments have had on value and growth strategies. We built our business by investing in value stocks and growth stocks in a highly disciplined way. In value, we focused on companies with attractive valuations and the ability to restore earnings to their normal level. In growth, we targeted companies with strong growth dynamics as validated by positive earnings revisions in momentum.

And the benefits were pretty clear. In value, the cheapest stocks outperformed the most expensive by 8% a year over the last 40 years. And in growth, a similar story. And since these styles tended to alternate leadership, having a bit of both made sense. If we look what's happened since 2008, the cheapest stocks have underperformed the most expensive by over 4% a year and the highest growth stocks have underperformed low growth stocks by about the same amount. So the environment turned on us really fast and really strongly.

And here's another way to look at it. This is how the most attractive growth and value stocks have performed historically across cycles. So the top quintile modest to bottom quintile. The ride wasn't always smooth, but until 2008, the top quintile of stocks always outperformed and often by a wide margin. Now, look what's happened since 2008. Growth in value stocks collapsed simultaneously into an extreme never seen before. So not only did the margin of performance disappear, it turned distinctly negative, creating a huge headwind for style investors like us.

I don't think I have to tell people in this room that the environment has made life incredibly difficult for active managers around the world or for that matter how difficult it normally is to beat your benchmark. And here we're showing some data that displays over the last 12 years, just over half of global active equity managers have outperformed their benchmark, and just under half in the US.

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

In 2011, that average dropped to 39% for global managers with one in five global managers underperforming by more than 500 basis points. So really an extreme year. And in the US, it's even more provocative with only 16% of managers beating their benchmarks.

We unfortunately were among the underperformers. So the results of the last four years have eroded some of the long-term premiums we had delivered for our clients over decades of outperformance. Now these green bars show how the annualized performance premiums of some of our largest services through the end of 2007, it's a pretty impressive outperformance. But here is how it looks since 2011, clearly a set back, sticking to our discipline has cost us dearly in trailing performance, though, we believe, sets us up for very strong future relative returns as markets normalize.

So, why did style investing fail in the wake of the global financial crisis? I think the underlying reason is because during this collapse of equity markets, there have been a few trends that made it really hard, if not impossible for our particular brand of contrarian, research-based stock selection to beat benchmarks. And the biggest challenge by far has been volatility. Over the last four years, markets have been more volatile than in any times in our lifetime. And that volatility is multi-dimensional, right, corporate earnings have been unpredictable, stock prices have swung wildly from day to day and whole economies have been unstable.

And all these volatility has created a lack of visibility in the markets with investors really not knowing what to expect next. And a real fear of catastrophe right from the collapse of Lehman Brothers to the Japanese earthquake and tsunami to the near unraveling of the Euro currency, we've seen more unexpected and at times tragic events in the last three years than we expected to see in a lifetime in this business. So it's no surprise that clients have reacted the way they have.

There has been a wholesale flight to safety from equities to fixed income and within equities to safer, more defensive stocks. Clients have become intolerant of instability. People just can't handle the perceived rollercoaster anymore. And finally, in many pockets, they become afraid of equities in general because they disappointed themselves badly the last four years, and frankly over the last 12.

So, what we need to do to respond to these fears is clear and the firm has been actively engaged in these activities. So we need to protect our clients' portfolios during volatile times by providing solutions that kind of cushion the blow and maintain exposure to returns, we need to help them look beyond the kind of near-term lack of visibility to focus on their longer-term goals, and while we cannot prevent catastrophic events from happening, we can help mitigate the damage or the potential damage of those events as best we can.

Now, we've always known clients are our first priority. What we learn from this experience is how to get even closer to them. How to better align our strategies and our resources with their evolving needs. So, more specifically, we've learned the traditional growth and value strategies are really challenged in an environment of high and rising volatilities. And clients cannot tolerate that volatility in the same way that they did historically. Now don't get me wrong, we still believe that value and growth work overtime and work quite well, but we didn't anticipate the headwinds in the last four years nor our clients' reaction to these developments.

So, we learned that our clients need strategies better tailored for turbulent markets, and we've made great progress developing offerings, including low volatility equities, equity income and some long-short strategies. We've become more focused and strategic in how we manage our business. So we're focusing our efforts on strategies with broad appeal and where we have competitive advantage rather than spreading ourselves over a broad array of services. We've learned from our high concentration in growth and value both of which are long-time horizon strategies and have developed a more diversified mix of equity strategies today. And we're aligning resources with client needs, as well as where we see our asset levels today and in the future.

So now, I'm going to talk more specifically about some of the deliberate steps that we've recently taken. So in value, we're simplifying our product line-up by closing smaller services to ensure that our investment teams can focus their attention where client need it most. We're aligning our top talent with those most important services and we're bolstering the resources devoted to our international and global value portfolios and key parts of our business.

In growth, we're making similar changes by closing smaller non-strategic services and here we'll reduce overlap of activities and leverage our expertise in a couple of ways. So, first by transitioning to management of our US large-cap growth strategies to our US growth team and then consolidating our international large-cap growth and emerging markets growth teams to leverage that expertise more effectively, and we're broadening the universe of our research analysts to better leverage our best research talent.

Now, our specialty equity services are a key part of our strategy for the future. We offer thematic equity and we've done that in the US for over the past 10 years, but more recently developed a global offering, and this has also been the area where we've been working hard over the last four years to develop these new services to meet clients' needs. We'll continue to evaluate adding complementary expertise over time. I guess I'd say in a nutshell, we're focused on creating a product line-up that allows us to leverage our intellectual capital in new ways to meet our clients' expanded needs. Here are the staffing implications of the strategic decisions we've made.

So our active equity assets under management was $125 billion at the end of the year about two-thirds of added value strategies, 30% in growth and the rest in specialty equities. And you can see that we've reduced the number of professionals in growth by a larger amount than elsewhere. But the ratio of staff to assets in growth, it's actually a bit higher than in value. In specialty equities where we're investing to grow, we had more people in relation to assets. But that's normal at this stage of development. We expect that as our assets here grow, we will bring the assets and headcount into alignment.

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

So, as I see it, our staffing levels are appropriate for our array of services and relative to our assets under management with room to grow assets substantially from here without a lot of incremental resources. So, what I'm most excited about is that we're building the right equity platform to deliver for our clients across the risk and return spectrum. So, clients are and will always be our number one priority, and our business is wholly dedicated to understand their needs and finding the best ways to meet them.

Now in the past, clients were largely focused on generating strong returns in the stock portfolios that's really what they wanted to do. And to achieve this, they were willing to take risks by letting their managers build high conviction portfolios that differed meaningfully from the benchmark. And our traditional equity strategies, value, growth and thematic were designed to capture a variety of different return anomalies. And for years, we executed well on these objectives, and we did so by leveraging our research to look further into the future or more accurately into the future to deliver those outsized returns.

So, value growth and thematic remain our largest and most important services for clients indeed most of our resources are focused here. But with all of the volatility and fear that I just talked about stock investors, there's been a growing demand for different types of equity portfolios, particularly those that feel safer or less volatile. Here, the emphasis is on risk reduction first, and then on maximizing risk adjusted returns.

So we've added products to give clients more options for mitigating risk. Some focus predominantly on stability factors such as low volatility equities and others seek to reduce risk and maintain returns by using long/short strategies. And these more risk focused portfolios, our investment time horizon is much shorter as these strategies need to be more adaptive to current market conditions. So, with these new strategies and others such as equity income and growth and income, we have an array of offerings along the return of risk spectrum that provide a comprehensive response to what our clients need today and in the future.

Now, Peter alluded to this, but the good news is these low -- newer strategies performed really well in 2011's extreme market conditions. They delivered in an environment when they should have, and they were uncorrelated with the returns in our traditional, long-standing equity strategies. Unfortunately, most of our assets are concentrated on the left-hand side of the slide and their performance was challenged in this extraordinary year.

So far in 2012, the trend has reversed markedly. Our traditional large-cap equity portfolios are performing quite well. In these more normalized markets, we're once again being rewarded for stock level insights and our style-pure investment disciplines. And as expected, these newer shorter time horizon strategies have lagged, and that's okay. It means that our strategies really are doing as they are designed to. Our portfolio managers are getting their jobs done and that our equity platform is delivering the diversification benefit we want.

So I said in the beginning, the steps we have recently taken are designed to move us into the future and help us reach our aspiration of being the pre-eminent global active equity manager. So, let me share with you what we want the future to look like. First and foremost, our discipline has paid off, performance premiums have been restored, and we've dramatically improved outcomes for our clients. We will have leveraged our substantial global research commitment in both style-pure and specialty equity strategies. Our portfolio teams are industry leading, and once again the envy of our peers. We're leveraging our intellectual capital and innovating to meet the continued evolution of clients' needs.

And finally, our culture, which to me is one of the firm's key differentiating features remains defined by an unrelenting passionate focus on delivering better client outcomes. Now, there are areas where we have clear momentum today, and where we do, we intend to sustain it. There are other areas where we need to develop momentum and we have plans in place to create it, and to build upon it. We're putting great energy and passion into moving our equity practice forward. And I trust, we will achieve great things as a result.

So, thank you for your attention and I think, Peter and I are now going to take your questions.

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

QUESTION AND ANSWER

William Katz - Citi Financial Services - Analyst

Yes. Maybe as well I'll give the mike to audience, I'll kick it off, Sharon. Thank you, that was fantastic, just sort of curious given some of these changes are newer, if you will, what's been the initial reaction in the consultant community perhaps and related question is, in terms of the mismatch between size of the portfolios, how scalable is some of these newer products that you have a little more -- may be a little less experience on it?

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

Yes. Let me start with how our kind of clients and consultants are responding to this. I'd say remarkably well given that generally change is unsettling to people in our business, right. So, we put a lot of thought into having very clear and transparent communications with the consultants and with our clients. And I think, that goes a long way to -- at least getting them to listen to you. I think by and large their response has been, this makes a lot of sense. The strategies that matter most to them are strategies where we're either maintaining or adding to resources, right. So they feel like, okay, we're not stepping away from kind of our long-standing business.

And they too know that their client needs have changed because they are working to address those. So, remarkably some of the meetings have turned into from, okay, tell me about the changes to know what exactly you are doing in low volatility equities and how might we be able to use that with some of our clients who are looking at this.

So, I've found that to be encouraging. In terms of how scalable are some of the newer services, you'd have to add some resources as you build this out, right? But if I think of something like low volatility equities, we have some client assets in the global version, we will soon have client assets in the US version, and we have some seed capital in an international version.

We've done a lot of work (inaudible) what's the capacity of those, right? If we succeed, how big could these businesses be, and the capacity available should we succeed is north of $40 billion, right? So you might add a few more people to the team but that's a pretty leveragable opportunity. Now we won't get there overnight, but the potential is there, and some of the long/short strategies, you don't -- you can't get to that level of AUM and succeed, but even in those, you could run in each of those strategies $5 billion to $10 billion and today we have several billion in most of them. So, again pretty leveragable and that was part of what we saw through, right, which is -- let's think about what are big categories the clients really need, where we have some competitive advantage that we can restore the operating leverage in the business.

William Katz - Citi Financial Services - Analyst
Sharon, so a couple of times in your presentation you talked about your people. You talked about the downsizing, that was necessary recently, you talked about the firm's culture and of course, historically Sanford C. Bernstein and Alliance have both been extremely [selective and together] worked about people.

At Sanford Bernstein, which I think, the first -- for a reminder of it, it's like a metric testing in its employment process. So, I guess what I'm wondering is a lot of times in tough markets people -- you have to make very difficult decisions about personnel, and of course, at the end of the day that's what the firm is - your people. So when you talk about the kind of the tough decisions that you've made, how in terms of managing human capital and making those decisions, how -- it's a difficult question to answer briefly, but how do you make the difficult decisions about people and who you are going to retain and...?

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

Well, you're certainly right. There are lot of -- I call them painstaking decisions and that's why frankly, I've been in the job for 18 months and took my time to figure out really how to reposition things and where to really leverage the top talent, right? So I had to get to know everyone and understand those trends. So, the process by which you make those decisions has to begin with data, frankly, right? So, how do people construct portfolios, are they sticking to their stated discipline, right to the portfolio characteristics, adhere to what they think they need to do to win, who is best of that?

In the US growth space, one of the things I really liked about the US growth team is they were very effective at linking into our small and SMID-growth team and identifying those stocks that graduated early right from the small-cap space that tend to be some of your big, long-term winners as a growth investor. So that kind of to me, differentiated skill, was something I thought all of our clients needed to be exposed to.

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

So, it was really, start with the data and then you have to think about the dynamics of how the different teams will work together, right? Because, this is a people business and having some stability of teams, look I've been through three really challenging cycles in the last 22 years. One is the reason, I think, we've navigated them as many of us have been through those together. And so you kind of know how to hold hands and get the job done, and you also know who is good at what things, and how to work together as a team.

So, I think, one of my -- one of the objectives that Peter laid out for me, when I came into the role 18 months ago was to create that stability, right? Make the tough decisions, and I have a history of, I think, creating stable teams, right, understanding talent and engaging them and leveraging them, and to really do that across the entire equity business. So we're in early days, but I measure myself on my success on that. So -- but it is slow, deliberate and lots of one-on-one conversations, right.

William Katz - Citi Financial Services - Analyst

Sharon, I have a little one for you. Just from the other side in terms of the legacy or the large-cap dialog (multiple speakers) --

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

Don't call legacy (multiple speakers) traditional.

William Katz - Citi Financial Services - Analyst

Traditional, I'm sorry, (inaudible) what's been the consultant feedback now as performance has bounced back a little bit and you've sort of undergone this transformation to right size the organization? Is there acceptance and wait and see or maybe you can qualify, I mean, challenge your own consultant (inaudible) today versus two years ago (inaudible)?

 Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

Yes. So, look, I think the general response is for the first few couple of months of the year is relief. But also a validation in what we've been telling people, right. So one of things we did in our year-end communication with folks who say trying to dig into the exposures we have in the portfolios and under what conditions you will be paid for them.

So, actually took the year and divided it into periods of high volatility days, right, and kind of -- or high risk days and then declining risk days. Now unfortunately in 2011, only 25% of those days were in the lower risk category. But in those days we outperformed 70% of the time, right. So, we kind of demonstrated that if you get to an environment where risk has come down a bit, and the market is less correlated, we have the kinds of exposures that will pay off.

So, I'd say the beginning of the year has just made people feel like you stuck to that and frankly the clients who were with us are really counting on us to deliver in this environment. So, I'd say it's been a validation, but I've worked with lot of these consultants for a long period of time, I can tell you they're rooting for us, but they're not going to stick their neck out and be the first ones.

I was telling Andrea yesterday when we were preparing for this what I received last week was the first consultant upgrade, okay. So, it was one, I don't want to overstate it and it was from Australia. So it's far away, but it was the first one. And frankly I know how this happens, it starts with one small thing and may build over time. So -- and again, this is someone who was judging a strategy where we made some changes last year. And, so while it's too early to tell for sure that it's working, all signs are encouraging. I have met the people, the portfolio makes a lot of sense to me, all of this seems sensible, logical, they went to our London office, they went to our New York office, they kicked the tires, I was encouraged by that.

 William Katz - Citi Financial Services - Analyst

Yes. I just want to build off these slides about performance of value and growth against the benchmarks. As we've seen passive is doing better, what you guys have done to kind of restore confidence in you and like for the headcount reductions, is there any marketing and what you kind of to improve marketing perspective to get the word out?

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

Yes, and I'll let Peter talk maybe more broadly about that. I would say the exercise that I've just gone through in terms of saying, it's really take a step back, what our clients need today, what are we good at and then let's focus our activities on where those overlap or line, that's true in distribution or in our client groups as well as in the investment groups. So the whole firm has been going through the similar kind of exercise. And so that would include passive, right? So, we actually do have a passive business.

And I would say that we, probably are subscale relative to where we ought to be in that. And so finding a way to capture some of those flows is something we're working on. But I think more important for clients is to really build some confidence in active strategies, and the cyclicality of when active strategies are in favor or out of favor.

So we've been trying to do a lot of things, preparing papers, we have a blog now, I'm a blogger, which is kind of seems awfully weird to me, there's nothing social or that interesting on it. But it is designed to say to people, look, in these environments that the move passive has two components. One of it is structural, I think large cap strategies, there's been some of movement to reduce the fees you pay for those and to get your alpha elsewhere and some of it's cyclical, right.

As active management hasn't done well and so passive seems like a good alternative. When active management does better for a couple of years and some of that money is going to shift back. So we need to deliver when active management is doing better. So, I think, those are the key part of our strategies. Peter, I don't know if you want to comment on marketing, we're on this, okay.

William Katz - Citi Financial Services - Analyst

Peter, I guess, so that's a broader question. So within the equity footprint now in terms of the build out and what Sharon just laid out today, from an economic perspective, how should we be thinking about that as it relates to maybe that the fee realization rate and then to the incremental margin of the Company?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

[So, I'll just give you] the microphone. While I think that when the success and the asset close that will come from Sharon's strategies begin to grow in the firm, we're probably going to see fee realizations increase. We have said to you all along that our fee realization rates while somewhat declining have not been declining much because the fee realizations in the fixed income business, which are dominated by global credit, global high income, American high income products, which are mutual fund products and useful products have high fee levels and we've been delivering that.

I think, as investors turn to as Sharon said active equity, and as our performance improves and I find the chart that Sharon put up particularly alluring, not to say that it isn't disturbing at the same time, but also alluring in the sense that over 50 years we've seen value and growth factors have positive returns. And in the last three, they're negative, they're not zero, they're negative. And I don't believe that at the end of the day, that's paradigm shift, I actually think cheap cash flow is cheap and at some point you are going to say that's cheap, I'm going to buy those. And you're going to get positive returns. And when we do have positive returns, as Sharon has shown, these portfolios perform actually pretty spectacularly.

In fact, over the long period of time it also shows from inception those portfolios all have returns of 100 basis points or better, cumulatively each year. Some have 40-year track records of 130 basis points or 140 basis points return. So, my point is that when equity is actually performing and when investor are willing to take risk, which we all know what the numbers, in fact, we go to the industry, we are going to see improvements in yields.

William Katz - Citi Financial Services - Analyst
Is there any last questions in the audience? Okay, well, thank you very much, Sharon and Peter. It's very -- thank you for rolling out the new strategy and look forward to further updates. Thank you.

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities and CIO, Global Value

All right. Thank you.

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MARCH 08, 2012 / 07:45PM GMT, AB - AllianceBernstein Holding L.P. at Citi Financial Services Conference

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